EXHIBIT 21.1

                              SUBSIDIARIES OF
                          GIANT INDUSTRIES, INC.
                         (a Delaware corporation)


                            Jurisdiction of     Names Under Which
Subsidiary                  Incorporation      Company Does Business
----------                  ---------------    ---------------------
Giant Industries
  Arizona, Inc.             Arizona            TransWest Tank Lines,
                                               Giant Refining Company,
                                               Ciniza Pipe Line
                                                 Company

  - Ciniza Production
      Company*              New Mexico
  - Giant Stop-N-Go of
      New Mexico, Inc.*     New Mexico
  - Giant Four Corners,
      Inc.*                 Arizona
  - Giant Mid-Continent,
      Inc.*                 Arizona
Giant Exploration &
  Production Company        Texas

_______________

*A wholly-owned subsidiary of Giant Industries Arizona, Inc.